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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-40923 and No. 333-68199) of ARIS Corporation of our report dated January 28, 1999 appearing in the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 49 of this Form 10-K.

                                          /s/ PricewaterhouseCoopers LLP

Seattle, Washington
January 28, 1999